United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$229,590
Unrealized Gain (Loss) on Market Value of Futures	(720,500)
Dividend Income	52
Interest Income	225
Total Income (Loss)	$(490,633)

Expenses
Professional Fees	$16,120
General Partner Management Fees	6,526
Brokerage Commissions	935
Prepaid Insurance Expense	171
Non-interested Directors' Fees and Expenses	167
NYMEX License Fee	163
Total Expenses	24,082
Expense Waiver	(14,489)
Net Expenses	$9,593
Net Income (Loss)	$(500,226)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/14	$13,118,337
Net Income (Loss)	(500,226)

Net Asset Value End of Month	$12,618,111
Net Asset Value Per Share (400,000 Shares)	$31.55

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612